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                                                                   Exhibit 10.12









                           CASTLEWOOD HOLDINGS LIMITED

                 2006-2010 ANNUAL INCENTIVE COMPENSATION PROGRAM

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                                TABLE OF CONTENTS
                                -----------------
                                                                      PAGE
                                                                      ----

1.       Purposes.......................................................1


2.       Definitions....................................................1


3.       Bonus Pool.....................................................2


4.       Beneficiary Designation........................................2


5.       Delivery to Guardian...........................................3


6.       Source of Shares...............................................3


7.       Administration.................................................3


8.       Amendment and Termination......................................3


9.       Tax Withholding................................................3


10.      Headings.......................................................3


11.      Plan...........................................................3


APPENDIX A............................................................A-1


APPENDIX B............................................................B-1
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                           CASTLEWOOD HOLDINGS LIMITED
                 2006-2010 ANNUAL INCENTIVE COMPENSATION PROGRAM


          WHEREAS, Castlewood Holdings Limited, a Bermuda corporation (the "Company"), has established the Castlewood Holdings Limited 2006 Equity Incentive Plan (the "Plan"), primarily in order to award equity-based benefits to certain officers and other key employees of the Company and its "Related Corporations" (as defined in the Plan);

          WHEREAS, one kind of equity-based benefit that can be awarded under the Plan is "Bonus Shares" (as defined in the Plan); and

          WHEREAS, the Company desires to establish an annual incentive compensation program for each of the 2006, 2007, 2008, 2009 and 2010 calendar years (the "Program") for the benefit of certain officers and other key employees of the Company and its Related Corporations whereby such officers and key employees would be awarded cash, Bonus Shares, or a combination thereof, each as set forth in the Program, upon the terms and subject to the conditions set forth below.

          NOW, THEREFORE, effective as of January 1, 2006, the Program is hereby adopted by the Compensation Committee of the Board of Directors of the Company (the "Committee") with the following terms and conditions:

     1. Purposes. The purpose of the Program is to motivate certain officers and employees of the Company to grow the Company's profitability.

     2. Definitions.

          (a) "Award" means an award of Bonus Shares and cash to a Participant in accordance with Section 3 of the Program.

          (b) "Change in Control" means "Change in Control" as such term is defined in a Participant's employment agreement or, if a Participant does not have an employment agreement with the Company or any Related Corporation, as such term is defined in the Plan.

          (c) "CEO" means the Chief Executive Officer of Company.

          (d) "Measurement Period" means each of the 2006, 2007, 2008, 2009 and 2010 calendar years. In the event of a Change in Control during any such year, the Measurement Period shall be the period beginning on the first day of such year and ending on the date of the Change in Control.

          (e) "Participant" means each of the individuals whose names are set forth in Appendix A attached hereto and who is employed during the Measurement Period, and such other individuals as the Committee may determine taking into consideration the recommendations of the CEO. Within 60 days after the end of any Measurement Period, the Committee shall, taking into consideration the recommendations of the CEO, identify those individuals in addition to those identified on Appendix A who shall be entitled to participate for

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such Measuring Period and shall determine the percentage of the Bonus Pool to be received by each Participant for such Measurement Period. In the event a Change in Control occurs within the Measuring Period, the Committee shall make such determinations within 60 days prior to the date of the Change in Control.

          (f) "Senior Management" means the Chief Executive Officer, Executive Vice Presidents, Executive Chairman and Chief Financial Officer of the Company.

          (g) "Shares" means "Common Shares" as defined in the Plan.

     3. Bonus Pool.

          (a) For each Measurement Period in which the Company has any Consolidated Net After-Tax Profits, the Company shall pay to each Participant, in cash, Bonus Shares, or a combination thereof, as determined by the Committee, an amount determined by multiplying the Bonus Pool by the percentage (expressed as a decimal) of the Bonus Pool allocated to each Participant. The portion of such amount to be paid to the Participant in Bonus Shares (rounded down to the nearest whole number of Shares) shall be determined by dividing the portion of the Bonus Pool payable to the Participant in Bonus Shares by the Share Value (based on the average Share Value over the 30 days prior to the last day of the Measurement Period). Awards settled in Bonus Shares will be payable under the Program to the extent that Shares remain available for issuance under the Plan. If the total number of Bonus Shares to be awarded with respect to any Measurement Period exceeds the number of Shares available for issuance under the Plan, then the number of Bonus Shares payable to each Participant will be reduced on a pro rata basis based on each individual Participant's percentage for that Measurement Period, and Participants will receive the unpaid portion of their Award as a cash payment instead.

          (b) The following terms shall be defined as set forth below:

               (1) "Bonus Pool" means, for any Measurement Period, a percentage of the Company's Consolidated Net After-Tax Profits for such Measurement Period. The guideline for this percentage is 15% but this percentage can be varied by the Committee for any Measurement Period no later than 30 days from the end of the Measurement Period. If, for any Measurement Period, the Company does not have any Consolidated Net After-Tax Profits, the Bonus Pool for such Measurement Period shall be zero.

               (2) "Share Value" means "Fair Market Value" as defined in the
Plan.

               (3) "Consolidated Net After-Tax Profits" means for each year ending on December 31, the net earnings for that year as recorded in the Company's Consolidated Statements of Earnings plus any bonus expense recorded in the Company's Consolidated Statements of Earnings for such year.

          (c) Within 60 days after the end of the Measurement Period, the Committee shall notify each Participant of the Award (if any) to such Participant under the Program. If an Award is to be paid under the Program, it shall be paid to Participants no later than March 14 following the applicable Measurement Period (or, if a Change in Control occurs during a


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Measurement Period, within 30 days after the last day of the Measurement Period ending on the date of the Change in Control).

     4. Beneficiary Designation.

          (a) Each Participant shall designate the person(s) or entities as the beneficiary(ies) to whom the Participant's Award shall be paid in the event of the Participant's death prior to the payment of such Award to him or her. Each beneficiary designation shall be substantially in the form set forth in Appendix B attached hereto and shall be effective only when filed with the Committee during the Participant's lifetime.

          (b) Any beneficiary designation may be changed by a Participant without the consent of any previously designated beneficiary or any other person or entity, unless otherwise required by law, by the filing of a new beneficiary designation with the Committee. The filing of a new beneficiary designation shall cancel all beneficiary designations previously filed.

          (c) If any Participant fails to designate a beneficiary in the manner provided above, or if the beneficiary designated by a Participant predeceases the Participant, the Committee shall direct such Participant's Award to be paid to the Participant's surviving spouse or, if the Participant has no surviving spouse, then to the Participant's estate.

     5. Delivery to Guardian. If an Award is payable under this Program to a minor, a person declared incompetent or a person incapable of handling the disposition of property, the Committee may direct the payment of the Award to the guardian, legal representative or person having the care and custody of the minor, incompetent or incapable person. The Committee may require proof of incompetency, minority, incapacity or guardianship as the Committee may deem appropriate prior to the delivery. The payment shall completely discharge the Committee, the members of the Board of Directors of the Company or any Related Corporation, the Company and any Related Corporation from all liability with respect to the Award paid.

     6. Source of Shares. This Program shall be unfunded, and the payment of Bonus Shares shall be pursuant to the Plan. Each Participant and beneficiary shall be a general and unsecured creditor of the Company and any Related Corporation to the extent of the Award determined hereunder, and the Participant shall have no right, title or interest in any specific asset that the Company or any Related Corporation may set aside, earmark or identify as for the payment of an Award under the Program. The obligations of the Company and any Related Corporation under the Program shall be merely that of an unfunded and unsecured promise to pay cash and Bonus Shares in the future.

     7. Administration. This Program shall be administered by the Committee.

     8. Amendment and Termination. The Board of Directors of the Company reserves the right to amend the Program with respect to any Measurement Period, by written resolution, at any time within 90 days of the commencement of such Measurement Period.

     9. Tax Withholding. The payment of cash and Bonus Shares to a Participant or beneficiary under this Program shall be subject to any applicable tax withholding.

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     10. Headings. The headings of the Sections and subsections of the Program are for reference only. In the event of a conflict between a heading and the content of a Section or subsection, the content of the Section or subsection shall control.

     11. Plan. Because Bonus Shares may be awarded under the Program, the terms and conditions of the Plan are hereby incorporated by reference in connection with issuance of Bonus Shares. If any terms of the Program conflict with the terms of the Plan, the terms of the Program shall control. Nothing contained herein shall limit the ability of the Committee to issue Bonus Shares under the Plan. For 2006, this Program replaces and supersedes all other annual incentive programs of the Company applicable to the participants in the Program's 2006 Performance Period.

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                                   APPENDIX A

                           CASTLEWOOD HOLDINGS LIMITED

                 2006-2010 ANNUAL INCENTIVE COMPENSATION PROGRAM

                                  PARTICIPANTS
                                  ------------

NAME
----

Dominic Silvester

Paul O'Shea

Nicholas Packer

Richard Harris

John Oros

David Rocke


Such other individuals as the Committee may determine from time to time taking into account the recommendations of Senior Management.
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                                   APPENDIX B

                           CASTLEWOOD HOLDINGS LIMITED

                 2006-2010 ANNUAL INCENTIVE COMPENSATION PROGRAM

                          BENEFICIARY DESIGNATION FORM
                          ----------------------------

     This Form is for your use under the Castlewood Holdings Limited 2006-2010 Annual Incentive Compensation Program (the "Program") to name a beneficiary for an Award that may be paid to you from the Program. You should complete the Form, sign it, have it signed by your employer, and date it.

                                     * * * *

     I understand that in the event of my death before I receive an Award that may be payable to me under the Program, the Award will be paid to the beneficiary designated by me below or, if none or if my designated beneficiary predeceases me, to my surviving spouse or, if none, to my estate. I further understand that the last beneficiary designation filed by me during my lifetime and accepted by the Company cancels all prior beneficiary designations previously filed by me under the Program.

     I hereby state that ____________________________ [INSERT NAME], residing or having its principal place of business at _____________________ [INSERT ADDRESS], [whose Social Security number is __________________,] [whose employer identification or similar number is ________________] is designated as my beneficiary.



_____________________________                        ___________________________
Signature of Participant                             Date


                                                     ACCEPTED:

                                                     ___________________________
                                                     [INSERT NAME OF EMPLOYER]

                                                     By:
                                                        ________________________

                                                     ___________________________

                                                     Date